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                                                                   EXHIBIT 23(b)
                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
United Dominion Realty Trust, Inc.
Richmond, Virginia
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 4, 1994, relating to the combined Historical Summary of Gross Income and Direct Operating Expenses of Holly Tree Park Apartments, Knolls at Newgate and Mallard Green Apartments for the year ended December 31, 1993, appearing in the May 26, 1994 Form 8-K filed by United Dominion Realty Trust, Inc.
We also consent to the reference to us under the caption "Experts" in the Prospectus.
                                                                     BDO SEIDMAN
Philadelphia, Pennsylvania
June 14, 1994